Exhibit 99.4

FEBRUARY 12, 2020 2020 Earnings And Valuation Guidance Mellody Farm | Chicago, IL Regency Centers

Forward-Looking Statements Forward-looking statements involve risks and uncertainties. Actual future performance, outcomes and results may differ materially from those expressed in forward-looking statements. Please refer to the documents filed by Regency Centers Corporation (“Regency” or the “Company”) with the Securities and Exchange Commission (“SEC”), specifically the most recent reports on Forms 10-K and 10-Q, which identify important risk factors which could cause actual results to differ from those contained in the forward-looking statements. Midtown East | Raleigh, NC REGENCY CENTERS 2020 EARNINGS AND VALUATION GUIDANCE

Roadmap to 3.0%+ Average Annual Same Property NOI Growth

Same Property NOI Growth



Contractual Rent Steps
Annual embedded steps in >80% of leases = ~125 bps
Mark-to-Market Rent Spreads
Mid-to-High Single Digit Spreads = ~75 - 100 bps
Rent Paying Occupancy
Stabilized % Leased in the 95-96% Range
Value Creation
Redevelopment Contribution = ~75 bps
Strategic Objective
SP NOI Growth of 3.0%+

REGENCY CENTERS
2020 EARNINGS AND VALUATION GUIDANCE | 1

2020 Same Property NOI Guidance 2020 SP NOI Growth Guidance: 0%+ Categories of Growth Approximate % Impact +125 bps Contractual Rent Steps Annual embedded rent steps +75 bps Rent Spreads (Lease mark-to-market) Rent spreads in the mid-to-high single digits Rent Paying Occupancy -140 bps Bankruptcies and Store Closures: Decline in rent paying occupancy (~75 bps) and expense recoveries associated with Barneys New York, iPic, Sears, and other known and potential 2020 moveouts and closures, including Dress Barn, Avenues, and Pier One. 0 bps Redevelopment: No positive impact as $3 million to $4 million of NOI coming online is offset by NOI being proactively taken offline as we prepare properties for redevelopment. -30 bps Leasing/Moveout Activity: Outside of bankruptcy, store closure, and redevelopment impacts, expect rent paying occupancy to decline ~15 bps related to timing of leasing activity. Impact includes decline in expense recoveries associated with lower rent paying occupancy. -30 bps Other NOI Components Lower projected percentage rent, reconciliation income, and other items. 2 REGENCY CENTERS 2020 EARNINGS AND VALUATION GUIDANCE

2020 Guidance Rollforward of NAREIT FFO All figures pro-rata in thousands, except per share information Guidance +/- Notes 2019 NAREIT FFO Per Diluted Share $3.89 Total NOI Growth 0.02 Includes SP NOI (2020 guidance of 0%+), Development NOI contributions and Non Same Property pool 2019 Dispositions (0.03) 2019 Actual Dispositions ($210M at 7.5% average cap rate) 2019 Acquisitions 0.04 2019 Actual Acquisitions ($280M at 4.5% average cap rate) 2020 Dispositions (0.05) 2020 Guidance of +/-$200M @ 5.5% average cap rate 2020 Acquisitions 0.02 2020 Guidance of +/- $75M at 4.5% cap rate Net G&A Expense (0.02) 2020 Guidance range of $72M to $74M Net Interest Expense 0.04 2020 Guidance range of $169M to $170M Forward ATM Issuance (0.02) 2019 Forward ATM Sales of $128M avg price of $67.99 per share to be settled in Q3 2020 Recurring Third Party Fees & Commissions (0.02) 2020 Guidance range of $25M to $26M Change in Non-Cash Items (0.04) 2020 Guidance range of +/- $48M Other 0.01 Changes in other expenses including development and redevelopment pursuit costs Adjustment for 2019 Non-Recurring Items 0.07 2019 debt extinguishment charge 2020 NAREIT FFO Per Diluted Share Guidance $3.90 to $3.93 2020 Estimated Core Operating Earnings Growth 0%+ Eliminates Impact of Non-Cash items and Non-Recurring Items 3 REGENCY CENTERS 2020 EARNINGS AND VALUATION GUIDANCE

Initial 2020 Guidance

All figures pro-rata in thousands, except per share information

	2019A	2020E
Net Income / Share(1)	$1.43	$1.47 - $1.50
NAREIT FFO / Share(1)(2)	$3.89	$3.90 - $3.93
Same Property		
Same property NOI as adjusted growth without termination fees	2.1%	0%+
New Investments		
Development and Redevelopment starts	$264,494	+/- 200,000
Estimated yield (weighted average)	6.8%	+/- 7.0%
Development and Redevelopment spends	$149,544	+/- $300,000
Acquisitions	$281,550	+/- $75,000
Cap rate (weighted average)	4.5%	+/- 4.5%
Disposition Activity		
Dispositions	$209,550	+/- $200,000
Cap rate (weighted average)	7.5%	+/- 5.5%
Other		
Net interest expense	$176,152	$169,000 - $170,000
Net G&A expense(1)	$70,164	$72,000 - $74,000
Recurring third party fees & commissions	$28,516	$25,000 - $26,000
Certain non-cash items(3)	$55,140	+/- $48,000

(1) 2019 includes the impact of ($0.05) per diluted share related to the adoption of the new lease accounting standard ASC 842 on January 1, 2019, that requires previously capitalized indirect internal leasing and legal costs to be expensed in G&A.

(2) NAREIT FFO provides for comparability across the REIT sector. For purposes of consensus estimates, please report NAREIT FFO.

(3) Includes above and below market rent amortization, straight-line rents and amortization of mark-to-market debt adjustments.

REGENCY CENTERS
2020 EARNINGS AND VALUATION GUIDANCE | 4

Reconciliation of Net Income to NAREIT FFO Per Diluted Share NAREIT FFO Guidance: Full Year 2020 Low High Net income attributable to common stockholders $1.47 1.50 Adjustments to reconcile net income to NAREIT FFO: Depreciation and amortization 2.43 2.43 NAREIT Funds From Operations $3.90 3.93 Reconciliation of Net Income to NAREIT FFO Per Diluted Share 5 REGENCY CENTERS 2020 EARNINGS AND VALUATION GUIDANCE

The Company uses certain non-GAAP performance measures, in addition to the required GAAP presentations, as we believe these measures improve the understanding of the Company's operational results. Regency manages its entire real estate portfolio without regard to ownership structure, although certain decisions impacting properties owned through partnerships require partner approval. Therefore, the Company believes presenting its pro-rata share of operating results regardless of ownership structure, along with other non-GAAP measures, makes comparisons of other REITs' operating results to the Company's more meaningful. Management continually evaluate the usefulness, relevance, limitations, and calculation of the Company’s reported non-GAAP performance measures to determine how best to provide relevant information to the public, and thus such reported measures could change. NAREIT FFO is a commonly used measure of REIT performance, which the National Association of Real Estate Investment Trusts (“NAREIT”) defines as net income, computed in accordance with GAAP, excluding gains and losses from sales of depreciable property, net of tax, excluding operating real estate impairments, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Regency computes NAREIT FFO for all periods presented in accordance with NAREIT's definition. Many companies use different depreciable lives and methods, and real estate values historically fluctuate with market conditions. Since NAREIT FFO excludes depreciation and amortization and gains and losses from depreciable property dispositions, and impairments, it provides a performance measure that, when compared year over year, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, acquisition and development activities, and financing costs. This provides a perspective of the Company’s financial performance not immediately apparent from net income determined in accordance with GAAP. Thus, NAREIT FFO is a supplemental non-GAAP financial measure of the Company's operating performance, which does not represent cash generated from operating activities in accordance with GAAP; and, therefore, should not be considered a substitute measure of cash flows from operations. The Company provides a reconciliation of Net Income Attributable to Common Stockholders to NAREIT FFO. Non-GAAP Disclosures 6 REGENCY CENTERS 2020 EARNINGS AND VALUATION GUIDANCE